PAUL L. MARTIN, P.E.
REGISTERED MINING ENGINEER
Nevada #010607
606 S. Osprey Dr.
Post Falls, ID 83854
Phone (208) 777- 8992

Consent of Expert

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Paul L. Martin, Professional Mining Engineer authored internal reports (the "Reports") for Goldrich Mining Company (the "Company"), including an updated memorandum on February 9, 2009 addressing the subject of "Mineralized Material Estimate and Data Analyses for little Squaw Creek, Chandalar Project, Alaska".

I hereby consent to the filing of the Reports with the Registration Statement of the Company on Form 10K filed on or around March 30, 2010, and to the use of and references to the subject matter of the Reports contained therein. I also consent to the use of my name in the 10K in regard to preparation of the Reports.

Dated: March 25, 2010

3/25/10

Paul L. Martin
Professional Mining Engineer

PROFESSIONAL ENGINEER - STATE OF NEVADA
PAUL L MARTIN
MINING
No. 10607

3/25/10